AGREEMENT


      THIS AGREEMENT ("Agreement"), dated as of December 1, 1998, is among York Capital Management, L.P. ("York Capital"), York Investment Limited ("York Investment"), JGD Management Corp. ("JGD" and, together with York Capital and York Investment, collectively, the "York Entities") and the other parties signatory hereto with respect to shares of common stock (the "Shares") of Life Technologies, Inc., a Delaware corporation (the "Company").

      As of the date hereof, the York Entities own or control, directly or indirectly, that number of Shares set forth after their names on the signature page to this Agreement.

      Each of the York Entities hereby agrees that, for a period of six months from the date hereof, it shall not sell or otherwise dispose of any Shares, including, without limitation, pursuant to open market sales, privately negotiated transactions or tender offers, unless the parties hereto (other than the York Entities) mutually agree to the contrary; provided, however, that the York Entities shall be permitted to sell or otherwise transfer Shares among themselves, provided that no such Shares are sold or otherwise transferred to any individual or entity other than the York Entities. Each of the parties hereto agrees that the York Entities shall be permitted to participate in any sale of Shares agreed to by the parties hereto (other than the York Entities) on a pro rata basis (based on the number of Shares owned by all of the parties hereto as of the date hereof).

      Each of the parties hereto agrees to bear its own costs and expenses incurred in connection with its ownership of Shares, this Agreement and any transaction entered into pursuant to this Agreement; provided, however, that the York Entities shall share on a pro rata basis expenses incurred by the party for the common benefit of all the parties hereto, subject to the limitation that the York Entities shall not be responsible for more than $5,000 in pro rata expenses pursuant hereto without their prior written consent. Each of the York Entities hereby agrees to join with International Specialty Products Inc. in a Schedule 13D filing and any required amendments thereto.

      Except for this Agreement, none of the York Entities is a party to any other contract, understanding, relationship or arrangement with any other person or entity with respect to any equity securities of the Company requiring disclosure under Section 13(d) of the Securities Exchange Act of 1934, as amended,




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and the rules and regulations promulgated thereunder. Each of the York Entities hereby agrees not to enter into any other such contract, understanding, relationship or arrangement for a period of six months from the date hereof without the written consent of the other parties hereto.

      This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date written above.

                                    YORK CAPITAL MANAGEMENT, L.P.

                                    By:   DINAN MANAGEMENT, L.L.C., its
                                          General Partner

                                          By:
                                              ---------------------------------
                                              James G. Dinan
                                              Senior Managing Partner


                                          Shares owned:  78,700


                                    JGD MANAGEMENT CORP.

                                    By:
                                        ------------------------------------
                                        James G. Dinan
                                        President


                                    Shares controlled:  23,100




                                    YORK INVESTMENT, LTD.

                                    By:
                                        -----------------------------------
                                        Anthony L.M. Inter Reiden
                                        Director

                                    Shares owned:  129,600






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